EXHIBIT 5.1


                                          June 29, 1999

Dendrite International, Inc.
1200 Mount Kemble Avenue
Morristown, New Jersey  07960-6797

Gentlemen:

      We have acted as special counsel to Dendrite International, Inc., a New Jersey corporation (the "Company"), in connection with the registration by the Company of up to 213,149 shares (the "Shares") of Common Stock, no par value (the "Common Stock"), pursuant to the 1994 Incentive and Non-Qualified Stock Option Plan of CorNet International, Ltd. (the "CorNet Stock Option Plan").

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on June 29, 1999 (together with all exhibits thereto, the "Registration Statement"), (ii) the Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the By-Laws of the Company, as currently in effect, (iv) specimen certificates representing the Common Stock, (v) the CorNet Stock Option Plan, and (vi) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Board of Directors of the Company relating to the issuance and registration of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representations of the Company and others.

      Members of the firm are admitted to the Bar in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.

      Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of the options granted pursuant to the CorNet Stock Option Plan have been duly and validly authorized and, when (i) the Draft Resolutions have been adopted by the Board of Directors,
(ii) the Shares have been issued, delivered and paid for upon exercise of such options in accordance with the terms of the CorNet Stock Option Plan, and (iii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar, such Shares will be duly and validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,


                                          SKADDEN, ARPS, SLATE,
                                          MEAGHER & FLOM, LLP